Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2015 Equity Incentive Award Plan and 2015 Employee Stock Purchase Plan of Mirna Therapeutics, Inc. of our report dated March 29, 2016 with respect to the financial statements of Mirna Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas

March 29, 2016